UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On July 20, 2016, Shepherd’s Finance, LLC (the “Registrant”) entered into the Eleventh Amendment (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) with Benjamin Marcus Homes, L.L.C. (“BMH”) and Investor’s Mark Acquisitions, LLC (“IMA”).

Pursuant to the Amendment, effective July 1, 2016, upon BMH paying to the Registrant a “release price” upon the sale of a lot in the Hamlets subdivision or upon BMH obtaining construction financing on a lot in the Hamlets subdivision, the Registrant will apply 80% of such release price to payment of BMH’s principal balance on its indebtedness to the Registrant and the remaining 20% will be applied to the interest escrow with the Registrant. Prior to the Amendment, the Registrant would apply 90% of such release price to payment of BMH’s principal balance on its indebtedness to the Registrant and the remaining 10% would be applied to the interest escrow with the Registrant. Additionally, pursuant to the Amendment and also effective July 1, 2016, upon IMA paying to the Registrant a “release price” upon the sale of a lot in the Tuscany subdivision or upon IMA obtaining construction financing on a lot in the Tuscany subdivision, the Registrant will apply 80% of such release price to payment of IMA’s principal balance on its indebtedness to the Registrant and the remaining 20% will be applied to the interest escrow with the Registrant. Prior to the Amendment, the Registrant would apply 90% of such release price to payment of IMA’s principal balance on its indebtedness to the Registrant and the remaining 10% would be applied to the interest escrow with the Registrant.

The Amendment also requires that, effective July 1, 2016, $250,000 be added to the principal balance of the New IMA Note (as defined in the Credit Agreement) and the interest escrow.

The foregoing discussion is qualified in its entirety by the Eleventh Amendment to the Credit Agreement, attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Eleventh Amendment to Credit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: July 25, 2016	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager